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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the registration statements of Prentiss Properties Trust on Form S-3 (File Nos. 333-38079, 333-49295, 333-49433, and 333-60785) and Form S-8 (File No. 333-20329) of our
reports dated (i) September 30, 1998 on our audit of the combined statement of revenues and certain operating expenses of the Willow Oaks Properties and (ii) August 12, 1998 on our audit of the statement of revenues and certain operating expenses of the Ordway Property, all of which reports are included in this Current Report on Form 8-K.


Dallas, Texas
October 8, 1998